UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2012

THE DIGITAL DEVELOPMENT GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53611	98-0515726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1639 11th Street, Suite 152 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-783-3128

Former name or Former Address, if Changed Since Last Report:

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers & Directors -

Effective June 28, 2012, The Digital Development Group Corp. (the “Company”) received the resignation of Ms. Jane C. H. Brooke as a member of the Company’s Board of Directors and as President and Chief Executive Officer of the Company. Effective June 28, 2012, the Company received the resignation of Mr. Dragan Bozanic as a member of the Company’s Board of Directors and as Chief Financial Officer, Chief Accounting Officer and Secretary of the Company.

Appointment of Officers & Directors -

Appointment of Martin W. Greenwald as Chief Executive Officer & Interim Chief Financial Officer

On June 28, 2012, the Company’s Board of Directors appointed Mr. Martin W. Greenwald as Chief Executive Officer and Interim Chief Financial Officer of the Company effective immediately. Mr. Greenwald is currently a member of the Company’s Board of Directors and also the Chairman of the Board. Mr. Greenwald’s appointment is in accordance with the Company’s Letter of Intent with Digitally Distributed Acquisition Corp., a Delaware corporation (“DDAC”) as disclosed in the Company’s Current Report on Form 8-K filed on April 11, 2012, which requires that as a condition to closing a proposed reverse acquisition transaction by and between the Company and DDAC, the Company is to appoint Mr. Greenwald to the Company’s Board of Directors as Chairman of the Board and also as Chief Executive Officer. Other than the foregoing, there is no arrangement or understanding pursuant to which Mr. Greenwald was appointed Chief Executive Officer and Interim Chief Financial Officer. Mr. Greenwald has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Greenwald

Mr. Greenwald has extensive experience with licensing content in the entertainment industry. Mr. Greenwald is currently the Chairman of the Board and Chief Executive Officer of DDAC, positions he has held since January 25, 2012, and Chairman of the Board and Chief Executive Officer of Public Media Works Inc. (OTCBB:PUBM), positions he has held since August 2010. Mr. Greenwald previously served as Chairman of the Board of Image Entertainment, Inc. (“Image”) (OTCQB:DISK), a position he held from 1981 through 2010. From 1981 to 2008, Mr. Greenwald also served as President and Chief Executive Officer of Image where he helped lead operations focused on laserdisc and DVD content production, development and acquisition.

Mr. Greenwald has been a guest lecturer at the USC Marshall School of Business and UCLA Anderson School of Management, and has been a guest speaker or panelist at numerous home video entertainment events. From 1990 to 1998, Mr. Greenwald served on the board of directors of The Entertainment Industry Foundation. He has been honored with the Visionary Award from the Entertainment AIDS Alliance, has served as director of the Permanent Charities Committee of the Entertainment Industries, and is an active supporter of Cedars Sinai Hospital’s United Hostesses Charities and Didi Hirsch Community Mental Health Centers. Mr. Greenwald is a graduate of Fairleigh Dickinson University.

Appointment of Joe Q. Bretz as a Director and President

Effective April 25, 2012, the Company’s Board of Directors appointed Mr. Joe Q. Bretz as a member of the Company’s Board of Directors and also as President of the Company. There is no arrangement or understanding pursuant to which Mr. Bretz was appointed a member of the Company’s Board or as President of the Company. Mr. Bretz has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Bretz

Mr. Bretz is an internet and technology entrepreneur as well as a film, television, and music producer. Currently, Mr. Bretz is the managing member of Digitally Distributed, LLC, a position he has held since 2009. From 2002 to 2009, Mr. Bretz was the managing partner of Q-Black Media, LLC in San Francisco, CA. At Q-Black Media, LLC, Mr. Bretz managed and raised a private investment fund of over $20 million to incubate media related start-ups. In addition, he acquired and managed a real estate portfolio of five commercial properties. From 1998 to 2001, Mr. Bretz was the Chief Executive Officer of MLMV, Inc. in San Francisco, CA. At MLMV, Inc., Mr. Bretz was responsible for the production of several Bay Area and national televised broadcasts and he managed an in house production staff of graphic designers and broadcast editors. At MLMV, Inc., Mr. Bretz also created marketing and promotional alliances within the NFL and MLB utilizing the star power of the players for various video production and web casting events. Some of Mr. Bretz’s production credits include Executive Producer/Producer of the 2002 California Music Awards 25th Anniversary Show, Executive Producer/Producer of Smash Mouth - Live from the Fillmore, and a Producer on HBO’s Reverb. Mr. Bretz obtained a degree in Political Science from the University of Wisconsin-Milwaukee in 1996.

Appointment of David Altshuler as Corporate Secretary

On June 28, 2012, the Company’s Board of Directors appointed Mr. David Altshuler as Corporate Secretary of the Company effective immediately. There is no arrangement or understanding pursuant to which Mr. Altshuler was appointed Corporate Secretary. Mr. Altshuler has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Altshuler

Mr. Altshuler is an attorney who has operated a solo practice from 1987 to the present. His solo practice focuses on representing and counseling entrepreneurial clients and small to mid-cap companies in various industries and market sectors, including wireless communications, wireless device manufacturing, manufacturing, distribution, warehousing, logistics, entertainment, secured lending, and real estate construction. He also assists with the re-structuring of financially challenged businesses. From 1985 to 1986, Mr. Altshuler was general counsel and chief operating officer of a Budget Rent-A-Car franchisee. From 1983 to 1984, Mr. Altshuler was general counsel and chief operating officer for Style Companies, Ltd., a small, growth oriented multi-national clothing manufacturing company. He was previously a tax partner with the Cohen & Ziskin law firm from 1981 to 1983. Mr. Altshuler received a B.A. in Social Science from the University of California, Irvine in 1970, a J.D. from California Western School of Law in 1972, and an L.L.M. in Taxation from New York University School of Law in 1973.

SECTION 7 – REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On April 25, 2012, the Company issued a press release announcing the appointment of Mr. Bretz to the Company’s Board of Directors and as President. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated April 25, 2012

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.
a Nevada Corporation

Dated: July 3, 2012	/s/ Martin W. Greenwald
Martin W. Greenwald, Chief Executive Officer